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                                                                EXHIBIT 2.n.(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form N-2 (Securities Act File No. 333-82331 and Investment Company Act File No. 811-09427) of our report dated October 27, 2000, relating to the Statement of Assets and Liabilities of Express Scripts Automatic Exchange Security Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts", in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

October 27, 2000